Exhibit 99.1

Press Release For Immediate Release
	Contact:	Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. Completes Acquisition of Valley Commerce Bancorp

ONTARIO, Calif., March 10, 2017 — CVB Financial Corp. (“CVBF”), the holding company for Citizens Business Bank (“CBB”), announced that CVBF has completed its merger with Valley Commerce Bancorp (“VCBP”), the holding company for Valley Business Bank, Visalia, California.

The acquisition, which was first announced on September 22, 2016, was concluded earlier today following receipt of all required regulatory and VCBP shareholder approvals. As of December 31, 2016, VCBP had approximately $400 million in assets and CVBF had approximately $8.1 billion in assets.

As a result of the merger, each holder of outstanding shares of VCBP common stock (“Valley Shares”) became entitled to receive, per Valley Share, (i).5442 of a share of CVBF common stock (the “CVBF Shares”), (ii) $7.73 cash and (iii) cash in lieu of any fractional Valley Share, if any (the “Merger Consideration”). Separately and prior to the merger, VCBP declared a special cash dividend of $4.82 per Valley Share, payable by VCBP to holders of Valley Shares as of March 10, 2017, immediately prior to the merger.

“The merger with Valley Commerce Bancorp is an exciting opportunity for Citizens Business Bank to expand our presence in the Central Valley.” said Christopher D. Myers, President and Chief Executive Officer of CVBF. “Allan Stone and his team have built a solid bank with strong customer and community relationships. We intend to build upon their strong foundation and broaden customer relationships through our enhanced product offerings and higher credit capacity.”

Allan Stone, President and Chief Executive Officer of Valley Commerce Bancorp, stated, “The merger of Valley Business Bank and Citizens Business Bank is very positive for our customers and stakeholders. Our customers will benefit from Citizens Business Bank’s ability to offer more products along with their similar commitment to excellent customer service. Their business banking model fits very well with the community banking strategy of Valley Business Bank. As such, we look forward to a smooth integration.”

Corporate Overview

CVBF is the ninth largest bank holding company headquartered in California with assets of approximately $8.1 billion. Citizens Business Bank is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services through 42 Business Financial Centers, 8 Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at http://www.cbbank.com and click on the “Investors” tab.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. These forward-looking statements including statements relating to our acquisition of Valley Commerce Bancorp, are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to: CVBF’s ability to realize cost savings within expected time frames or at all; local, regional, national and international economic and market conditions and events and the impact they may have on CVBF, CVBF’s customers, assets, and liabilities; CVBF’s success at managing the risks involved in the foregoing items and all other factors set forth in CVBF’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2016, and particularly the discussion of risk factors within that document. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements except as required by law. The Company is also not responsible for changes made to the press release by wire services, internet services or other media.